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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                              November 26, 2002




Alkermes, Inc.
88 Sidney Street
Cambridge, Massachusetts 02139

      Re: Registration Statement on Form S-4 and Form S-3 for Alkermes, Inc.

Ladies and Gentlemen:


        We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of the Company's Registration Statement on Form S-4/Form S-1, including Amendment No. 1 to the Form S-4 Registration Statement and Registration Statement on Form S-1/Form S-4 (collectively, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration by the Company of (i) $115,000,000 principal amount of its 6.52% Convertible Senior Subordinated Notes due December 31, 2009 (the "New Notes") that the Company will offer to holders of the Company's existing 3.75% Convertible Subordinated Notes due 2007 (the "Existing Notes") in an exchange offer (the "Exchange Offer"); and (ii) $50,000,000 principal amount of the New Notes that the Company will offer for cash (the "Cash Offer") to holders of the Existing Notes that tender their Existing Notes in the Exchange Offer. The Registration Statement also registers an indeterminate number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), into which the New Notes are convertible (the "Conversion Shares"), as well as an estimated number of shares of Common Stock that may be issued by the Company in payment of interest on the New Notes in the future if it elects to issue shares in lieu of cash in payment of the two-year make-whole interest payment as contemplated by the terms of the New Notes (the "Interest Shares"). The New Notes will be issued under an Indenture (the "Indenture") by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). U.S. Bancorp Piper Jaffray, Inc. ("Piper Jaffray") is acting as the dealer manager for the Exchange Offer pursuant to a Dealer Manager Agreement dated November 26, 2002 between the Company and Piper Jaffray (the "Dealer Manager Agreement"), and as placement agent under a Placement Agreement dated November 26, 2002 between the Company and Piper Jaffray (the "Placement Agreement").


      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto and the prospectus included
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Alkermes, Inc.
November 26, 2002
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in the Registration Statement (the "Prospectus"), (ii) the Third Amended and
Restated Articles of Incorporation, as amended, of the Company (the "Articles"),
(iii) the Dealer Manager Agreement, (iv) the Placement Agreement, (v) the Indenture, and (vi) the form of the New Notes. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth, including the Company's Amended and Restated By-Laws, resolutions adopted by the Board of Directors of the Company relating to the issuance of the New Notes and the Conversion Shares, and statements from certain officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

      Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

      1. When the following events shall have occurred:

            (a) the Registration Statement, as amended, shall have been ordered effective by the Commission in accordance with the Securities Act of 1933, as amended, and

            (b) the New Notes shall have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered as described in the Registration Statement and Prospectus in exchange for the Existing Notes in the Exchange Offer and for cash in the Cash Offer, the New Notes thus issued will be legally issued, fully paid and nonassessable and the New Notes will be binding obligations of the Company.

      2. When the following events shall have occurred:

            (a) the Registration Statement, as amended, shall have been ordered effective by the Commission in accordance with the Securities Act of 1933, as amended, and
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Alkermes, Inc.
November 26, 2002
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            (b)   the Conversion Shares shall have been issued upon the
                  conversion of the New Notes in accordance with the Indenture,

the Conversion Shares thus issued will be legally issued, fully paid and nonassessable. Furthermore, in the event the Company elects to make interest payments on the New Notes in shares of Common Stock rather than cash in accordance with the Indenture, the Interest Shares thus issued will be legally issued, fully paid and nonassessable.

      We express no opinion as to the law of any jurisdictions other than the law of the Commonwealth of Pennsylvania and the State of New York.

      We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                               Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP